UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 19, 2006

Creative Enterprises International, Inc.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

NEVADA	23-3100268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

825 Lafayette Road
Bryn Mawr, PA 19010
(Address and zip code of principal executive offices)

(610) 525-7444
(Registrant's telephone number, including area code

461 Park Avenue South, New York, NY 10016
(Former name or former address, if changed since last report.)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On October 19, 2006, the board of directors of Creative Enterprises International, Inc., (the ‘‘Company’’) approved the grant of an aggregate of 600,000 restricted shares of common stock to certain of its employees, including a grant of 250,000 shares to Mr. Kenneth Brice, the Company’s Chief Financial Officer and a member of the board. Mr. Brice abstained from voting on this transaction.

Item 3.02	Unregistered Sale of Equity Securities

On October 19, 2006, the board of directors of the Company approved the grant of an aggregate of 600,000 restricted shares of common stock to certain of its employees, including Mr. Kenneth Brice, the Company’s Chief Financial Officer and a member of the board. In addition, on September 29, 2006, the Company approved the grant of warrants to purchase 600,000 shares of common stock to a law firm in consideration of services rendered. These warrants are exercisable for a period of five years at an exercise price of $0.05 per share. The issuance of these securities was exempt from registration under the Securities Act of 1933, as amended, under Section 4(2) thereof inasmuch as the securities were issued without any form of general solicitation or general advertising and the acquirers were provided with access to material information concerning the company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CREATIVE ENTERPRISES INTERNATIONAL, INC.
By: /s/ Kenneth Brice

Name: Kenneth Brice
Title: Chief Financial Officer
Date: October 24, 2006